Exhibit 10.3

OFFICIAL FORM L-2 @ 1976

GREATER DALLAS BOARD OF REALTORS

STATE OF TEXAS
COUNTY OF DALLAS

SHORT FORM COMMERCIAL LEASE

This lease agreement made and entered into by and between

Kenneth R. Griffith
(hereinafter referred to as “Landlord”), and

K&B Sales, Inc.
(hereinafter referred to as “Tenant”);

WITNESSETH

Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord the following described premises situated within the County of Dallas, State of Texas:

Warehouse and office facilities at 11827 Judd Ct. Dallas, TX together with all the rights, privileges, easements and appurtenances belonging to or in any pertaining to the demised premises for a term of Five (5) years beginning the 1st day of November 2003, and ending the 31st day of October 2008 to be occupied as OFC/Warehouse and not otherwise, paying therefor the sum of Seven Thousand Five Hundred Dollars ($7,500.00) Dollars, payable upon the conditions and covenants following:

1. Each year during the term of this lease, Tenant shall pay real estate taxes assessed against the demised premises in an amount equal to the total real estate taxes assessed against the demised premises in the base year. Each year during the term of the lease, Tenant shall pay an additional rental, upon receipt of statement from Landlord along with tax statements or verification from proper authority, his pro rata share of any increase in real estate taxes over the base year on the property of which the demised premises form a part. Any increase in real estate taxes for a fractional year shall be prorated. The base year shall be 2003 . Tenant shall also pay all charges for utility services to the demised premises.

OFFICIAL FORM L-2 @ 1976

2. Failure of Tenant to surrender the demised premises at the expiration of the lease constitutes a holding over which shall be construed as a tenancy from month to month at a rental of $10,000.00 per month.

3. Rent shall be paid in Dallas County, Texas, monthly in advance as the same shall become due.

4. Tenant has examined and accepts the premises, building, and each appurtenance thereto in their present condition as suitable for the purposes for which the same are leased, and agrees to accept the premises regardless of reasonable deterioration between the date of this lease and the date Tenant begins occupying the premises.

5. Landlord shall maintain in good repair the roof, foundation and exterior walls of the building. Tenant agrees to give Landlord written notice of defects and notice for repairs of the roof, foundation or exterior walls. Landlord shall not be liable to Tenant for damage caused by the premises being or becoming out of repair until it has been notified of the necessity of repair by the Tenant and has had reasonable opportunity to repair the same.

6. Tenant shall maintain the premises and equipment, including plate glass, store front and entrances. Tenant shall, at its expense, keep the interior of the building, including the plumbing, closets, pipes, fixtures and air conditioning equipment, if any, in good repair and shall keep water pipes and connections free from ice and other obstructions. Tenant shall take good care of the premises and its fixtures and suffer no waste. If Tenant leases an entire building unit, Tenant shall be responsible for keeping the roof clean and downspouts open.

All alterations, additions and improvements, except trade fixtures and air conditioning and heating equipment installed at expense of Tenant, shall become the property of Landlord and shall remain upon and be surrendered with the premises as a part thereof on the termination of the lease.

No cooling tower, equipment, or structure of any kind shall be placed on the roof of the leased premises by Tenant without prior written permission of Landlord. If such permission is granted, such work or installation shall be done at Tenant’s expense and in such a manner that the roof shall not be damaged thereby. If it becomes necessary to remove such cooling tower, equipment or structure, temporarily, so that repairs to the roof can be made, Tenant shall promptly remove and reinstall the cooling tower, equipment or structure at Tenant’s expense and repair at Tenant’s expense any damage resulting from such removal or reinstallation. Upon termination of this lease, Tenant shall remove or cause to be removed from the roof any such cooling tower, equipment or structure, if directed to do so by Landlord or Landlord’s agent. Tenant shall promptly repair at its expense any damage resulting from such removal.

At the termination of this lease, Tenant shall deliver the premises in good order and condition, natural deterioration and damage by fire, or other casualty only excepted. Any damage caused by the installation or removal of Tenant’s equipment, trade fixtures, air conditioning and heating equipment, shall be repaired at Tenant’s expense prior to the expiration of the lease term.

OFFICIAL FORM L-2 @ 1976

All alterations, improvements, additions and repairs made by Tenant shall be made in a good and workmanlike manner.

7. Tenant shall comply with all ordinances of the municipal corporation or other governmental authority applicable to such premises because of Tenant’s use of the premises. Tenant, at its expense, shall comply with all orders and requirements imposed by such governmental authorities during the term of this lease.

8. Tenant shall not assign this agreement or sublet the premises or any part thereof or make any improvements or alterations in or to the demised premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not occupy or allow the premises to be occupied for any business or purpose deemed extra hazardous because of the threat of fire or otherwise. If consent is granted to assign or sublet the premises, Tenant shall remain principal obligor for the fulfillment of each and every condition of this lease. If consent is granted for the making of improvements or alterations to the premises, such improvements and alterations shall not commence until Tenant has furnished to Landlord a certificate of an insurance company showing coverage in an amount satisfactory to Landlord and protecting Landlord from liability for injury to any person and damage to any personal property, on or off the premises, in connection with the making of such improvements or alterations.

9. In the event the demised premises are partially damaged or destroyed or rendered partially unfit for occupancy by fire or tornado or other casualty, Tenant shall give immediate notice to Landlord who may repair the damage and restore the premises to substantially the condition in which they were immediately prior to the occurrence of the casualty. Such repairs shall be made at Landlord’s expense. Landlord shall allow Tenant a fair reduction of rent during the time the premises are partially unfit for occupancy. If the premises are totally destroyed or deemed by the Landlord to be rendered wholly unfit for occupancy by fire, tornado or other casualty, or if the Landlord shall decide not to repair or rebuild, this lease shall terminate and the rent shall be paid to the time of such destruction or casualty.

10. If Tenant defaults in the performance of any obligations or covenants herein, Landlord may enforce the performance of this lease in any mode provided by law. This lease may be terminated at Landlord’s discretion if such default continues for a period of 10 days after Landlord notifies Tenant of such default and of its intention to declare the lease terminated. Such notice shall be sent by Landlord to Tenant at the demised premises by mail or otherwise. If Tenant has not completely removed or cured default within the 10 day period, this lease shall terminate. Thereafter, Landlord or its agents shall have the right, without further notice or demand, to enter the premises and remove all persons and property therefrom without being deemed guilty of trespass and without waiving any other remedies for arrears of rent or breach of covenant. Landlord or Landlord’s agents may resume possession of the premises and relet the same for the remainder of the term at the best rent obtainable for the account of Tenant, who shall make good any deficiency.

OFFICIAL FORM L-2 @ 1976

In addition to the statutory lien, Tenant hereby grants to Landlord a security interest in and to all the goods, wares, chattels, implements, fixtures, furniture, tools and other personal property which are or may be put on the demised premises by Tenant. Tenant shall execute such financing statements as shall be requested by Landlord in order to perfect Landlord’s security interest hereunder. If, because of the breach or default by Tenant of any of Tenant’s obligations hereunder, it shall become necessary for the Landlord to employ an attorney to enforce or defend any of Landlord’s rights or remedies, Tenant shall pay to Landlord any reasonable amount incurred by Landlord as attorney fees.

11. Landlord and its agents shall not be liable to Tenant or to Tenant’s employees, patrons, visitors, invitees, or any other persons for any injury to any such persons or for any damage to personal property caused by any act, omission, or neglect of Tenant or Tenant’s agents or of any other tenant of the premises of which demised premises are a part. Tenant agrees to indemnify and hold Landlord and its agents harmless from any and all claims for such injury and damage, whether the injury occurs on or off the demised premises.

12. Tenant shall not post or paint any signs at, on or about the premises or paint the exterior walls of the building except with the prior written approval of the Landlord. Landlord shall have the right to remove any sign or signs in order to paint the building or premises or to make any repairs or alterations.

13. If Landlord herein is not the owner of the demised premises, but holds the property by virtue of another lease, then this sublease is and shall remain subject to all terms and conditions of such existing lease of the Landlord so far as they shall be applicable to the demised premises.

14. If Tenant becomes bankrupt or makes a voluntary assignment for the benefit of creditors or if a receiver is appointed for Tenant, Landlord may terminate this lease by giving five (5) days written notice to the Tenant of its intention to do so.

15. If the whole or any substantial part of the demised premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or should the premises be sold to a condemning authority under threat of condemnation, this lease shall terminate and the rent shall be abated during the unexpired portion of the lease effective from the date of the physical taking of the premises.

If this lease is assigned or the premises are sold prior to the termination of the lease, Landlord, its assigns, successors, and heirs shall be jointly and severally liable for all REALTORS commissions due or to become due hereunder. Landlord will not transfer, convey or sell the premises without specific written agreement with the purchaser that all commissions due or to become due will be paid to Principal REALTOR when due by purchaser in connection with existing leases on the premises at the time the sale occurs.

OFFICIAL FORM L-2 @ 1976

If, on account of any breach or default by any party hereto in his or its obligations to Principal REALTOR, it shall become necessary for Principal REALTOR to employ an attorney to enforce or defend any of Principal REALTOR’S rights or remedies hereunder and should Principal REALTOR prevail, such parties agree to pay Principal REALTOR reasonable attorney fees in connection therewith.

16. No waiver by Landlord of any default or breach of any term, covenant, condition, agreement, provision, or stipulation herein contained shall constitute a waiver of any subsequent default or breach of the same or any other term, covenant, condition, agreement, provision or stipulation hereof.

17. This lease constitutes the full and final expression of the agreement between the parties and it may not be amended except by written instrument signed by all the parties.

18. SPECIAL CONDITIONS:

Tenant to pay cost of insurance and provide proof of insurance on building and improvement. Tenant deposits from prior lease to carryover to new lease. For last month rent: $7,000.00. For security deposit: $4,250.00.

EXECUTED THE 1STday of November, 2003

LANDLORD:
Attest:

Kenneth Griffith	By:	Kenneth R. Griffith
	Title:	Owner/Landlord

TENANT:
Attest:

Nicholas Holt	By:	Nicholas Holt
	Title:	President

NOTE:
If this lease agreement is negotiated by Principal REALTOR in cooperation with another REALTOR, Landlord shall be liable for payment of all commissions to Principal REALTOR only, whereupon it shall be protected from any claims from said Cooperating REALTOR.